UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Creative Realities, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREATIVE REALITIES, INC.
13100 Magisterial Drive, Suite 100
Louisville, KY 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 16, 2022

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that an annual meeting of shareholders of Creative Realities, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors (the “Board”), on August 16, 2022, at 8:30 a.m. Eastern time at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.      To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the engagement of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm and auditor for the fiscal year 2022 (Proposal 2);

3.      To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice (Proposal 3);

4.      To vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers (Proposal 4); and

5.      To transact any other business as may properly come before the annual meeting or any adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The record date for the annual meeting is June 17, 2022. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ Rick Mills
Rick Mills
Chief Executive Officer and Director

Approximate date of mailing of proxy materials: June 30, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON AUGUST 16, 2022:

The proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report on Form 10-K on the Internet, visit www.edocumentview.com/CREX.

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CREATIVE REALITIES, INC.
13100 Magisterial Drive, Suite 100
Louisville, KY 40223

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 16, 2022

PURPOSE OF THE ANNUAL MEETING

The Board of Directors has called an annual meeting in conformity with Minnesota Statutes, Section 302A.431, and the requirements of the Company’s amended and restated corporate bylaws. The purpose of the annual meeting is to consider and vote on whether to:

1.      To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the engagement of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm and auditor for the fiscal year 2022 (Proposal 2);

3.      To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice (Proposal 3);

4.      To vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers (Proposal 4); and

5.      To transact any other business as may properly come before the annual meeting or any adjournments thereof.

VOTING

The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. Assuming that a quorum is present, the votes to approve the matters coming before the meeting are as follows:

•        For Proposal 1, the election of directors, who are elected by a plurality, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•        To be approved, Proposal 2 (ratification of approval of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2022) must receive a “For” vote from the holders of majority of all shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•        For Proposals 3 and 4, because these votes are advisory, they will not be binding upon the Company or the Board of Directors. However, we value our shareholders’ opinions, and we will consider the outcome of these votes when determining future executive compensation arrangements and the frequency of future votes on executive compensation arrangements.

Under applicable Nasdaq rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to certain matters, including the election of directors and executive compensation matters, without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1, 3 and 4 and will be considered to be broker non-votes as described above. Such shares will not be considered as present and entitled to vote with respect to those matters.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our annual meeting to be held at 8:30 a.m., Eastern Daylight Time, on August 16, 2022, at our offices located at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, for the purpose stated in the Notice of Annual Meeting of Shareholders. We, the Company, are making this solicitation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on June 17, 2022, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon. Each share of our voting preferred stock outstanding on the record date entitles its holder to cast that number of votes equal to the number of shares of common stock into which the preferred stock is convertible as of the record date.

Who can attend the annual meeting?

Only holders of our common stock at the close of business on June 17, 2022, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of a majority of the voting power of the shares of common stock outstanding at the close of business on June 17, 2022, will constitute a quorum permitting our shareholders to conduct business at the annual meeting. We will include abstentions in the number of shares of common stock present at the annual meeting for purposes of determining a quorum. As of the record date, there were 21,729,021 shares of common stock outstanding.

How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

How do I vote?

If you are a holder of record of our common stock, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, visiting www.investorvote.com/CREX to cast your vote on the internet, or you may attend the annual meeting and vote in person. If you are voting online, you will need to will need the unique 15-digit control number, which is printed on your proxy card. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposals 2, 3, and 4, you may vote “For” or “Against” or abstain from voting.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on August 15, 2022. You may also revoke a previously granted proxy by attending the annual meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR all proposals at the annual meeting.

How does the Board of Directors recommend that shareholders vote on the proposals?

Our Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3, and with respect to Proposal 4, to vote for holding an advisory vote on the overall compensation of the Company’s executive officers every THREE YEARS.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting, if available. Preliminary results, if necessary, and final results will be reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four days of the date of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please visit www.edocumentview.com/CREX.

Are there dissenters’ or appraisal rights?

No. None of the proposals to be considered and voted upon at the annual meeting entitle our holders of common stock to any dissenters’ or appraisal rights.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting, the proxy materials or your ownership of our common stock, please contact Will Logan, our Chief Financial Officer, at (502) 791-8800.

When are shareholder proposals due for the 2023 annual meeting?

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2023 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received by the Company at its principal address at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, to the attention of Will Logan, Chief Financial Officer, no later than May 18, 2023. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2023 annual meeting of shareholders after May 18, 2023, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our amended and restated bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our amended and restated bylaws may be obtained from Will Logan, Chief Financial Officer, by written request to our principal address at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the Board of Directors. Set forth below is certain information concerning the nominees for the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Positions
Dennis McGill	73	Director (Chairman)
David Bell	78	Director
Donald A. Harris	69	Director
Richard Mills	66	Chief Executive Officer and Director
Stephen Nesbit	70	Director

The biographies of the above-identified individuals are set forth below:

Dennis McGill joined our Board of Directors in November 2019. Over the course of a 45-year career, Mr. McGill has served as a director, Chief Executive Officer or Chief Financial Officer of various public and private companies. From June 2015 to October 2017, Mr. McGill served as the President and CEO of ReCommunity Holdings II, Inc., the largest independent recycling processing company in the US, processing over 1.8 million tons of material annually and employing a team of 1,600 members. Mr. McGill served on the Board of Directors for Lighting Science Group Corp. (“LSGC”) from March 2015 to July 2017 while the company was publicly traded. Mr. McGill also served as the LSGC’s Interim Chief Operating Officer from June 2014 to September 2014 and as LSGC’s Interim Chief Financial Officer from July 2014 to December 2014. Mr. McGill joined Pegasus Capital as an operating advisor in December 2014 and remains in that capacity today. Since June 2014, Mr. McGill has also served on the board of directors of DGSE Companies, Inc., a company listed on the NYSE MKT that buys and sells jewelry, diamonds, fine watches, rare coins and currency (“DGSE”). Mr. McGill previously served on the board of directors of DGSE, ReCommunity Holdings, LP and Fiber Composites, LLC and served as the chairman of DGSE’s audit committee. From February 2013 to October 2013, Mr. McGill served as executive vice president and Chief Financial Officer of Heartland Automotive Services, Inc., where he actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and Chief Financial Officer of Blockbuster LLC and was responsible for directing and managing various aspects of the Chapter 11 process. From March 2005 to July 2010, Mr. McGill served as executive vice president and Chief Financial Officer of Safety-Kleen Systems, Inc., during which time he led the company’s merger and acquisition efforts and grew the company from $0 to $160 million in EBITDA during his tenure. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley and is a Certified Public Accountant in the state of California.

David Bell joined our Board of Directors in August 2014 in connection with our acquisition of Creative Realities, LLC. Mr. Bell brings over 40 years of advertising and marketing industry experience to the board, including serving as CEO of three of the largest companies in the industry — Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Mr. Bell has previously led Slipstream Communications, LLC which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. Mr. Bell previously served as an Operating Advisor at Pegasus Capital Advisors. He is currently a Senior Advisor to AOL and has also served on the boards of multiple publicly traded companies, including Lighting Science Group Corporation and Point Blank Solutions, Inc., and Primedia, Inc., and served as President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005. Mr. Bell served as an independent director on the Board of Directors of Time, Inc. from June 2014 to January 2018.

Donald A. Harris was appointed to our Board of Directors in August 2014 in connection with our acquisition of Broadcast International, Inc. He has been President of 1162 Management, and the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Mr. Harris has been President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors, since its inception in September 1999 and also its Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997. Mr. Harris received a Bachelor of Science degree from the United States Military Academy and an MBA from Columbia University. Mr. Harris’s experience in the telecommunications industry and his association with private equity funding is valuable to the Company.

Richard Mills is currently our Chief Executive Officer and a member of our Board of Directors. Mr. Mills possesses over 32 years of industry experience. He was previously Chief Executive Officer of ConeXus World Global, a leading digital media services company, which he founded in 2010, and which was acquired by the Company. Prior to founding ConeXus, Mr. Mills was President and Director at Beacon Enterprise Solutions Group, Inc., a public telecom and technology infrastructure services provider. Previous to that, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills helped grow sales at Pomeroy during his time there from $100 million to $700 million. Mr. Mills was also a founder of Strategic Communications LLC.

Stephen Nesbit has been in the digital signage and digital advertising industry for over 20 years. He is currently the Managing Director of Prestonwood Trail Holdings LLC and has provided advisory services for companies in the Digital Signage and Digital Media Industry for the past 10 years. He has directed and advised projects in North America, Europe, Asia proper, Southeast Asia, the Middle East, Australia and Africa. Prior to founding Prestonwood Trail, Mr. Nesbit was the President/COO at Reflect Systems, a prominent software and services company in the Digital Signage business. He joined Reflect after serving as President/COO of MarketForward, the Global Digital Media Division owned by the Publicis Groupe S.A. in Paris France. Mr. Nesbit began his career in Digital Signage as the EVP Global Operations & GM International Business for Next Generation Network. NGN was one of the first Digital Place Based Advertising companies in the industry before its sale to Anschutz Investments where the company changed its name to National Cinemedia (NASDAQ: NCMI). He began his career at IBM in the Data Processing Division holding various field and HQ management positions. Mr. Nesbit also held management and executive positions at Wang Labs and BBN Communications Inc., the communications company that was the original architect of the Internet. Mr. Nesbit holds an undergraduate degree from the University of Notre Dame and earned an MBA from the Indiana University Kelly Graduate School of Business.

Under our corporate bylaws, all of our directors serve for indefinite terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, in addition to any unique skills or attributes associated with a director. With regard to Mr. McGill, the Board of Directors considered his background and experience with running and accelerating growth at public companies. With regard to Mr. Bell, the Board considered his deep experience within the advertising and marketing industries and his prior management of large enterprises. With regard to Mr. Mills, the Board of Directors considered his extensive background and experience in the industry. With regard to Mr. Harris, the Board of Directors considered his extensive experience in the telecommunications industry and association with private equity investors. Finally, with regard to Mr. Nesbit, the Board of Directors considered his extensive experience in the digital signage industry, having run several companies in the industry and acted as a consultant broadly for digital signage companies over the past twenty years.

The Board of Directors has determined that there are presently three “independent” directors, as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Harris, and Nesbit.

The Board of Directors has determined that at least two members of the board, Mr. McGill and Mr. Bell, qualify as an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Each of Mr. McGill and Mr. Bell’s relevant experience in this regard is detailed above, which includes past employment experience in finance and through various Director roles at public companies, including experience on the Audit Committee for other publicly traded companies. Mr. Bell is deemed to be independent of the Company. The Board of Directors has determined that each director is able to read and understand fundamental financial statements.

The Board of Directors recommends that you vote “FOR” the election of each Director nominee named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

Our Board of Directors has created a standing Compensation Committee and Audit Committee. Messrs. Nesbit, Harris, and Bell serve on the Compensation Committee. Messrs. Bell, Harris and Nesbit serve on the Audit Committee. In the case of the Compensation Committee, Mr. Nesbit serves as chair, and in the case of the Audit Committee, Mr. Bell serves as chair. The Board of Directors has determined that at least one member of the Audit Committee, Mr. Bell, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Bell’s relevant experience in this regard is detailed above in his biography. Mr. Bell, Mr. Harris and Mr. Nesbit qualify as “independent” member of the board as described above. The Board of Directors has determined that each director serving on the Audit Committee is able to read and understand fundamental financial statements.

The Board of Directors has not created a separate committee for nomination or corporate governance. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. Nevertheless, nominees to serve as directors on our Board of Directors are selected by those directors on our board who are independent.

Communications with Board Members

Our Board of Directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Creative Realities, Inc., 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available, free of charge, upon written request to our Corporate Secretary at 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223.

Diversity Matrix

In compliance with Nasdaq Rules 5605(f) and 5606, the Board has self-reported the diversity characteristics summarized in the table below.

Board Diversity Matrix (as of June 17, 2022)
Total Number of Directors	5
	Female	Male	Nonbinary	Did Not Disclose
Part I: Gender Identity	—	3	—	2

	White			Did Not Disclose
Part II: Demographic Background	3			2

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers for 2021 and 2020 (table and footnotes in whole dollars):

Name and Principal Position(a)	Years	Salary ($)(b)	Bonus ($)	Stock Awards ($)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)	Total ($)
Richard Mills	2021	296,152	—	—	—	82,500	—	378,652
Chief Executive Officer and Director	2020	277,962	—	—	897,600	—	—	1,175,562

Will Logan	2021	223,460	—	—	—	31,125	—	254,585
Chief Financial Officer	2020	209,735	—	—	448,800	—	—	658,535

____________

(a)      Mr. Mills joined the Company effective October 15, 2015. Mr. Logan joined the Company effective November 2017.

(b)      Effective March 19, 2020 and in response to state and local authorities forcing many businesses to temporarily reduce or cease operations to slow the spread of the COVID-19 pandemic, the Company’s Board of Directors approved a six-month reduction of the salaries of the Chief Executive Officer and Chief Financial Officer by twenty percent (20%), thereby reducing the salaries payable to such officers in 2020 to $297,000 and $224,100, respectively. The salary reductions resulted in actual salaries to $277,962 and $209,735, respectively, during 2020. During 2021, the Company reinstated lost salaries one-third on each of April 1, July 1, and October 1, the final reinstate thereby increasing the compensation to its pre-pandemic levels of $330,000 and $249,000, respectively. The graded reinstatement resulted in actual salaries for Mr. Mills and Mr. Logan during 2021 of $296,152, and $223,460, respectively.

(c)      There were two tranches of stock options issued to Mr. Mills and Mr. Logan during the year. 50% of the stock options awarded become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023. The fair value of the options on the grant date was $1.87 and was determined using the Black-Scholes model. The values included in the table above represent the number of shares awarded to Mr. Mills (480,000) and Mr. Logan (240,000) multiplied by the grant date fair value of the awards as of the grant date. These calculations exclude any value associated with an equal number of performance restricted stock options issued to both Mr. Mills and Mr. Logan (the “Performance Options”) which become exercisable in increments of 33 percent of the total shares purchasable under the Performance Options) June 1 annually, beginning in 2021 and ending in 2023, subject to satisfying the Company revenue target and earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year. These Performance Options include a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. No expense was recorded in 2020 as neither the revenue nor EBITDA target were achieved. The Company recorded stock compensation expense of $449,623 related to Mr. Mills and Mr. Logan for current year and catch-up expense related to the achievement of the EBITDA target in 2021. On June 15, 2022, the Board approved of an amendment to the Performance Options to provide that the revenue target for the calendar year 2022 set forth therein ($38 million) is eliminated, and the remaining shares that are available for vesting under the Performance Options (320,000 unvested shares for Mr. Mills and 160,000 for Mr. Logan) (including the unvested portions of shares based on the satisfaction of the revenue targets for 2020 and 2021 by virtue of the catch-up provisions in the Performance Options) will fully vest upon the achievement of an updated EBITDA target for calendar year 2022 of $3.6 million.

(d)      In addition to the employee stock option plan approved by the Board of Directors in May 2020, the Board of Directors also approved an employee bonus plan pursuant to which certain officers and other employees of the Company would be granted incentive compensation in the form of cash bonuses. In each of the calendar years 2020, 2021 and 2022, Mr. Mills was provided a target bonus of $165, or 50% of his base salary, and Mr. Logan was provided a target bonus of $62, or 25% of his base salary, subject to satisfying the same Company revenue and EBITDA targets for the applicable year on which vesting of performance-based share compensation were set. The Company targets for calendar year 2020 were not met and there was no impact on the Company’s financial statements of those awards during 2020. While the Company targets for revenue were not achieved in 2021, the EBITDA target was achieved and the Company has accrued $114 in the Consolidated Balance Sheet as of December 31, 2021 related to this bonus plan. On June 15, 2022, the Company adopted the 2022 Cash Bonus Plan (as described below),which supersedes the Company’s obligations to pay the incentive compensation outlined above based upon the calendar year 2022 operations.

The material terms of employment agreements of Richard Mills, Chief Executive Officer of Creative Realities, and Will Logan, Chief Financial Officer of the Company, and payments to be made upon a change in control are discussed below, in the narrative following “Employment Agreements.”

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the Company’s defined contribution 401(k) retirement plan. Employees may contribute pretax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service. Beginning on April 1, 2018 but suspended indefinitely as of March 19, 2020, the Company began contributing an employer contribution match of 50% of employee wages up to 6%, for an effective match of 3%. Creative Realities re-implemented the employer contribution match at the previous rate effective October 1, 2021.

Richard Mills Employment Agreement

Creative Realities employed Richard Mills as Creative Realities Chief Executive Officer. Mr. Mills’ employment agreement was initially effective for a two-year term, which automatically renewed for additional one-year periods unless either Creative Realities or Mr. Mills elected not to extend the term. The agreement provided for an initial annual base salary of $270 subject to annual increases but generally not subject to decreases. Mr. Mills’ current annual base salary is $330. Under the agreement, Mr. Mills was eligible to participate in performance-based cash bonus or equity award plans for Creative Realities senior executives. Mr. Mills participated in Creative Realities employee benefit plans, policies, programs, prerequisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Mills’ employment, Mr. Mills would have been entitled to receive a severance payment equal to six months of his base salary. After the one-year anniversary of his employment (the current term of Mr. Mills’ employment is beyond the one-year anniversary), the severance amount increased to 12 months of then-current base salary. The agreement provided that any severance payments would be paid in installments over the course of the severance. The agreement contained certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contained other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Mr. Mills and Creative Realities entered into a new employment agreement on November 12, 2021. The employment agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either Creative Realities or Mr. Mills elects not to extend the term. The agreement provides for an initial annual base salary of $330 subject to annual increases but generally not subject to decreases. The employment agreement provides that Mr. Mills’ annual base salary adjusted automatically on February 17, 2022 upon the closing of the Company’s merger with Reflect Systems, Inc. (the “Merger”) to $450, subject to annual increases but not generally subject to decreases. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for Creative Realities senior executives. Mr. Mills will participate in Creative Realities employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as de-fined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Mills will be entitled to receive aggregate severance payments equal to twelve months of his base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters. On June 15, 2022, the Board approved an amendment to certain aspects of Mr. Mills’ compensation as further described below.

Will Logan Employment Agreement

Will Logan, Creative Realities’ Chief Financial Officer, had an at-will employment arrangement with Creative Realities. Mr. Logan’s then-current annual base salary was $249. Mr. Logan participated in Creative Realities employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements, and also received the stock options discussed under “Outstanding Equity Awards at Fiscal Year-End” below.

Mr. Logan and Creative Realities entered into an employment agreement on November 12, 2021. The employment agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either Creative Realities or Mr. Logan elects not to extend the term. The agreement provides for an initial annual base salary of $249 subject to annual increases but generally not subject to decreases. The employment agreement provides Mr. Logan’s annual base salary automatically adjusted upon the closing of the Merger to $350, subject to annual increases but not generally subject to decreases, and Mr. Logan will receive a $75 cash bonus upon the closing of the Merger. The Merger closed on February 17, 2022. Under the agreement, Mr. Logan is eligible to participate in performance-based cash bonus or equity award plans for Creative Realities senior executives. Mr. Logan participates in Creative Realities employee benefit plans, policies, programs, prerequisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Logan will be entitled to receive aggregate severance payments equal to six months of his base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters. On June 15, 2022, the Board approved an amendment to certain aspects of Mr. Logan’s compensation as further described below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2021:

Name	Option Awards(a)						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Non-Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that has not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard Mills	160,000	(a)	320,000	(a)	$2.53	6/1/2030	—	—
	160,000	(b)	320,000	(b)	$2.53	6/1/2030	—	—

Will Logan	19,167	(c)	—	(c)	$8.70	11/6/2027	—	—
	12,500	(d)	4,167	(d)	$7.50	9/20/2028	—	—
	80,000	(a)	160,000	(a)	$2.53	6/1/2030	—	—
	80,000	(b)	160,000	(b)	$2.53	6/1/2030	—	—

____________

(a)      These stock options become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023.

(b)      These stock options (the “Performance Options”) become exercisable in increments of 16.67 percent of the total shares purchasable under this issuance subject to satisfying Creative Realities revenue target and earnings before interest, taxes, depreciation and amortization (“EBITDA”) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year, with each target and vesting being independently achieved without regard for the other. These Performance Options include a catch-up provision, where any options that did not vest during a prior year due to Creative Realities’ failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the following years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

          The executives met the foregoing EBITDA target for calendar year 2021. On June 15, 2022, the Board approved of an amendment to the Performance Options to provide that the revenue target for the calendar year 2022 set forth therein ($38 million) is eliminated, and the remaining shares that are available for vesting under the Performance Options (320,000 unvested shares for Mr. Mills and 160,000 for Mr. Logan) (including the unvested portions of shares based on the satisfaction of the revenue targets for 2020 and 2021 by virtue of the catch-up provisions in the Performance Options) will fully vest upon the achievement of the existing EBITDA target for calendar year 2022 ($3.5 million).

(c)      These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on November 6 annually, beginning in 2018 and ending in 2021.

(d)      These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on September 20 annually, beginning in 2019 and ending in 2022.

June 2022 Executive Compensation Updates

On June 15, 2022, the Board approved an executive compensation package for its executive officers, Richard Mills, Director and Chief Executive Officer; and Will Logan, Chief Financial Officer, based on the achievement of certain performance metrics. The executive compensation package consists of an amendment to the Performance Options, the issuance of new executive stock options, and the adoption of a cash bonus plan, each as described below.

Amendment to Performance Options

As described above, on June 1, 2020, Messrs. Mills and Logan were issued ten-year options to purchase 480,000 and 240,000 shares of common stock (the “Performance Options”), respectively, which vest in equal installments over a three-year period (2020-2022) subject to satisfying the Company revenue target and EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year. The Performance Options includes a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year.

On June 15, 2022, the Board approved of an amendment to the Performance Options to provide that the revenue target for the calendar year 2022 set forth therein ($38 million) is eliminated, and the remaining shares that are available for vesting under the Performance Options (320,000 unvested shares for Mr. Mills and 160,000 for Mr. Logan) (including the unvested portions of shares based on the satisfaction of the revenue targets for 2020 and 2021 by virtue of the catch-up provisions in the Performance Options) will fully vest upon the achievement of the an updated EBITDA target for calendar year 2022 of $3.6 million.

The Performance Options state that the calculation of EBITDA set forth in the Performance Options shall be calculated in a form consistent with the Company’s 2022 approved budget, which

(i)     excludes any impact on EBITDA of:

(a)     the accounting treatment (including any “mark-to-market accounting”) of the Company’s warrants or the “Guaranteed Consideration” (as defined in the Merger Agreement),

(b)    non-recurring transaction expenses associated with the Merger and the capital raising financing activities of the Company to effectuate the Merger, and

(c)     any write-down or write-off of any Company inventory of Safe Space Solutions products.

(iii)   includes deductions related to any cash or stock bonuses paid or payable to any employees of the Company for services provided in calendar year 2022 (even if such bonuses are actually paid after calendar year 2022), including bonuses paid pursuant to the terms of the 2022 Cash Bonus Plan (as described below)(collectively, the “EBITDA Calculations”).

Issuance of New Options

Messrs. Mills and Logan received ten-year options to purchase 1,000,000 and 600,000 shares of common stock, respectively (the “New Options”). The New Options are eligible to vest at any time on or prior to February 17, 2025 if the trailing 10-trading day volume weighted average price (VWAP) of the Company’s common stock, as reported on the Nasdaq Capital Market, exceeds the share price targets below, subject to such executive serving the Company as a director, officer, employee or consultant at such time:

Executive	Share Price Targets					Guaranteed Price	Total Shares
	$2.00	$3.00	$4.00	$5.00	$6.00
Mills’ Shares Vested	50,000	100,000	150,000	200,000	250,000	250,000	1,000,000
Logan’s Shares Vested	30,000	60,000	90,000	120,000	150,000	150,000	600,000
Percentage of Shares Vested	5%	10%	15%	20%	25%	25%

The “Guaranteed Price” has the meaning ascribed to such term in the Agreement and Plan of Merger, dated as of November 12, 2021, by and among Reflect the Company, CRI Acquisition Corporation, and RSI Exit Corporation, as amended from time to time (the “Merger Agreement”), which means $6.40 per share, or $7.20 per share if, and only if, certain customers set forth in the Merger Agreement collectively achieve over 85,000 billable devices online at any time on or before December 31, 2022.

The exercise price of the New Options is $1.00 per share, which exceeds the closing price of the Company’s common stock on the date of issuance. The New Options are issued from the Company’s 2014 Stock Incentive Plan, as amended.

2022 Cash Bonus Plan

The 2022 Cash Bonus Plan provides that Messrs. Mills and Logan will receive a cash bonus of a percentage of their annual base salaries based on the Company’s annual EBITDA results for the calendar year 2022, as set forth below:

Executive	2022 EBITDA Target
	$3,600,000	$4,600,000	$5,600,000	$6,600,000	$7,600,000
Mills Bonus Payment	$112,500	$180,000	$225,000	$450,000	$675,000
Logan Bonus Payment	$52,500	$87,500	$140,000	$210,000	$350,000
Executive	Base Salary	Bonus as a Percentage of Annual Base Salary
Mills	$450,000	25%	40%	50%	100%	150%
Logan	$350,000	15%	25%	40%	60%	100%

The calculation of EBITDA for purposes of the 2022 Cash Bonus Plan will be determined consistent with the EBITDA Calculations.

Director Compensation

On March 13, 2019, Creative Realities’ Board of Directors approved a plan to compensate non-officer directors for their service to Creative Realities in the amount of $25 per year, beginning April 1, 2019, to be issued in either cash or restricted stock vesting immediately upon issuance. Shares of restricted stock were issued quarterly in arrears for service the preceding quarter for a value of $6 per director, with the number of shares issued based on the most recent close price of Creative Realities’ common stock at the end of the previous calendar quarter.

On November 17, 2021, Creative Realities’ Board of Directors updated its director compensation plan to compensate non-officer directors as follows:

•        Annual grant of shares of unrestricted common stock of Creative Realities, issuable on November 17, 2021, 2022 and 2023, having an annual value of $24, with the per-share price to be determined based upon the closing price of the Company’s common stock as reported on Nasdaq on such issuance date; and

•        An option issuable to each non-executive director to purchase 60,000 shares of Creative Realities common stock (or in the case of Dennis McGill, Chairman of the Creative Realities Board, 75,000 shares), which vest in three equal installments on November 17, 2021, 2022 and 2023, subject to continuing service as a director as of such vesting date. The exercise price of such options is $2.21, the closing price of Creative Realities’ common stock as reported on Nasdaq on the date of adoption of such plan.

The table below sets forth the compensation paid to Creative Realities non-employee directors during 2021:

Name	Director Compensation (table and footnotes in whole dollars)
	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dennis McGill	—	46,531	130,825	—	—	—	177,356
David Bell	—	46,531	104,660	—	—	—	151,191
Donald A. Harris	—	46,531	104,660	—	—	—	151,191
Stephen Nesbit	—	46,531	104,660	—	—	—	151,191

____________

(1)      Each director was awarded shares of the Company’s common stock for service having an aggregate value of $6,250 on a quarterly basis in arrears for services completed during the immediately preceding quarter. This arrangement was in place for the first three quarters of 2021, with $18,750 of the total above for each director representing the aggregate value of shares issued on the date of issuance.

(2)      Represents the aggregate grant date fair value of three-year option awards vesting in 2021, 2022, and 2023 based on the Black-Scholes value determined as of the November 17, 2021 grant date.

Consulting Agreement

On November 7, 2019, the Company and Dennis McGill executed a Consulting Agreement (the “Consulting Agreement”). The term of the Consulting Agreement was one year, and it automatically renews for successive one-year periods. Either party may terminate the Consulting Agreement at any time upon 30 days’ written notice. Under the Consulting Agreement, Mr. McGill will receive compensation of $5 per month in cash in exchange for general business and strategy consulting services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The table below sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, June 17, 2022, on which date there were zero shares of issued and outstanding preferred stock, and 21,729,021 shares of issued and outstanding common stock. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned by:

•        each director of the Company;

•        each named executive (as defined in our Annual Report on Form 10-K for the year ended December 31, 2021);

•        all current directors and officers of the Company as a group; and

•        each person or entity known by the Company to beneficially own more than 5% of our common stock.

Unless otherwise indicated in the table or its footnotes, the address of each of the following persons or entities is 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Common Shares(1)
Slipstream Funding, LLC(2) c/o Pegasus Capital Advisors, L.P. 750 E Main St., Suite 600 Stamford, CT 06902	952,365	4.38%
Slipstream Communications, LLC(3) c/o Pegasus Capital Advisors, L.P. 750 E Main St., Suite 600 Stamford, CT 0690	6,463,974	23.03%
Stephen Nesbit(4)	159,983	*
Donald A. Harris(5)	386,728	1.78%
Dennis McGill(6)	89,296	*
David Bell(7)	73,981	*
Richard Mills(8)	2,270,235	9.78%
Will Logan(9)	877,735	3.88%
All current executive officers and directors as a group(10)	1,362,163	9.29%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the Record Date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of Creative Realities. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(2)      Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member, and may deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. See table footnote 3 for further information regarding Slipstream Communications, LLC.

(3)      Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors,

LLC. Slipstream Communications, LLC (“Slipstream Communications”) is the sole member of Slipstream Funding, LLC (“Slipstream Funding”). BCOM Holdings, LP (“BCOM Holdings”) is the managing member of Slipstream Communications. BCOM GP LLC (“BCOM GP”) is the general partner of BCOM Holdings. Business Services Holdings, LLC (“Business Services Holdings”) is the sole member of BCOM GP. PP IV BSH, LLC (“PP IV BSH”), Pegasus Investors IV, L.P. (“Pegasus Investors”) and Pegasus Partners IV (AIV), L.P. (“Pegasus Partners (AIV)”) are the members of Business Services Holdings. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the sole member of PP IV BSH. Pegasus Investors IV, L.P. (“Pegasus Investors”) is the general partner of each of Pegasus Partners (AIV) and Pegasus Partners and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors GP”) is the general partner of Pegasus Investors. Pegasus Investors GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut. The share figure includes the 952,365 shares of common stock issued to and held by Slipstream Funding, LLC in connection with the merger transaction with Creative Realities, LLC. Share figure also includes 2,187,521 common shares purchasable upon exercise of outstanding warrants issued to and held by Slipstream Communications, LLC.

(4)      Mr. Nesbit is a director of the Company. Share figure includes 20,000 shares purchasable upon the exercise of outstanding options.

(5)      Mr. Harris is a director of the Company. Share figure includes 9,130 shares purchasable upon the exercise of outstanding warrants and 20,000 shares purchasable upon the exercise of outstanding options.

(6)      Mr. McGill is a director of the Company and Chairman of the Board. Share figured includes 41,667 shares purchasable upon the exercise of outstanding options.

(7)      Mr. Bell is a director of the Company. Share figure includes 20,000 shares purchasable upon the exercise of outstanding options.

(8)      Mr. Mills is a director of the Company and Chief Executive Officer. Share figure includes 480,000 shares purchasable upon the exercise of outstanding options and 1,000,000 shares purchasable upon the exercise of outstanding performance-restricted options upon which vesting requires achievement of certain targeted shares prices.

(9)      Mr. Logan is the Chief Financial Officer of the Company. Share figure includes 271,667 shares purchasable upon the exercise of outstanding options and 600,000 shares purchasable upon the exercise of outstanding performance-restricted options upon which vesting requires achievement of certain targeted shares prices.

(10)    Includes Messrs. McGill, Mills, Bell, Harris, Nesbit and Logan.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The shareholders are being asked to ratify such appointment. Should the shareholders not ratify such appointment, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of Deloitte & Touch LLP as our independent registered public accounting firm for fiscal 2022.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Deloitte & Touche LLP for 2021 and 2020. Fees to Deloitte & Touche LLP were as follows (in thousands):

	2021	2020
Audit fees(a)	$260	$336
Audit related fees(b)	65	—
Tax fees(c)	—	—
	$325	$336

____________

(a)      Audit fees for 2021 and 2020 relate to professional services provided in connection with the audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, and audit services provided in connection with other regulatory filings.

(b)      Audit related fees relate to professional services provided in connection with the preparation and filing of SEC reports related to our Registered Direct Offering and the Reflect Merger.

(c)      There were no tax fees paid to Deloitte & Touche LLP. Tax fees to other service providers consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning of $223 and $105 for 2021 and 2020, respectively.

Our Board of Directors pre-approved the audit services rendered by Deloitte & Touche LLP during 2021 and 2020, respectively, and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Deloitte & Touche LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. Any interim approval given by an Audit Committee member must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services provided by Deloitte & Touche LLP during 2021 and 2020.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires that our shareholders be provided an opportunity to cast a separate advisory vote on the compensation paid to our executive officers as disclosed in this proxy statement.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term shareholder value. See “Executive Compensation” above for a description of the compensation arrangements in place with our executives. The Compensation Committee intends to continue examining the Company’s executive compensation program to achieve corporate objectives going forward.

This advisory vote, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to vote on the compensation of our executive officers through the following resolution:

“RESOLVED, that the shareholders of Creative Realities, Inc., approve the compensation of its executive officers as described in the proxy statement for its 2022 Annual Meeting.”

Under the Dodd-Frank Act, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take the outcome of the vote into account when determining further executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of the executive compensation disclosed in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

Under the Section 14A of the Exchange Act, at least every six years our shareholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, or to abstain from voting. Our shareholders last voted on such a resolution in 2019 with the majority voting for a frequency of every three years.

We are once again requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every year, 2 years or 3 years. The Board of Directors and the Compensation Committee believe that your input will allow the Compensation Committee, management, and our shareholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

While the Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Board of Directors believes that a three-year vote cycle will balance the interest of shareholders in providing regular input on executive compensation and the interests of the Board of Directors and shareholders in allowing sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

The Board of Directors unanimously recommends that you vote to hold an advisory vote on the overall compensation of the Company’s executive officers every THREE YEARS.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 13100 MAGISTERIAL DRIVE, SUITE 100, LOUISVILLE, KENTUCKY 40223.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs our use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. The Rule provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to our 2022 annual shareholders’ meeting, if we were not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by February 1, 2022, the management proxies will be allowed to use their discretionary authority as outlined above. However, if the date of our 2022 annual shareholders’ meeting is changed by more than 30 days from the date of the annual meeting, then the deadline for submitting a shareholder proposal will be a reasonable time before we begin to print and send our proxy materials for our 2022 annual shareholders’ meeting.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, Annual Report and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of Company stock, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally, by email or by special letter.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the annual meeting. However, because it is possible that matters of which the Board of Directors and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

HOUSEHOLDING OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple Company shareholders in each household unless otherwise instructed by such Company shareholders. We will deliver promptly a separate copy of the proxy statement to any Company shareholder upon written or oral request to our Corporate Secretary, at 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, telephone: (502) 791-8800. Any Company shareholder wishing to receive separate copies of our proxy statement or annual report to Company shareholders in the future, or any Company shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company shareholder’s bank, broker, or other nominee record holder, or the Company shareholder may contact us at the above address and phone number.

By Order of the Board of Directors,
/s/ Rick Mills
Rick Mills Chief Executive Officer and Director

Louisville, Kentucky
June 17, 2022

Proposal 4. Approve a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers. 3 Years 2 Years 1 Year Abstain 01 - Dennis McGill 02 - David Bell 03 - Donald A. Harris 04 - Richard Mills 05 - Stephen Nesbit 01 02 03 04 05 Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03NT9B + + A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 & 3, and 3 YEARS on Proposal 4. Proposal 2. Ratify Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm and auditor for the fiscal year 2022. Proposal 1. To elect five members to the Board of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card Proposal 3. Approve a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement. For Against Abstain

Notice of 2022 Annual Meeting of Shareholders 13100 Magisterial Drive, Suite 100 Louisville, KY 40223 Proxy Solicited by Board of Directors for Annual Meeting – August 16, 2022 The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the annual meeting of shareholders of the company to be held at 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, on Tuesday, August 16, 2022, 8:30 A.M. Eastern Time, and at any and all adjournments thereof. Shares represented by this proxy will be voted pursuant to the instructions of the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 & 3, and 3 YEARS on Proposal 4. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Creative Realities, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Proxy Statement and Notice of Annual Meeting can be reviewed online at www.edocumentview.com/CREX